Exhibit 21

LIST OF SUBSIDIARIES OF MASTERCARD INCORPORATED

(as of December 31, 2010)

Name	Jurisdiction

A.C.K. Limited	United Kingdom
Auxinet Investments Limited	United Kingdom
Bright Skies LLC	Delaware
CSC24 Seven Ltd.	Cyprus
Clear Skies LLC	Delaware
DataCash Group Limited	United Kingdom
DataCash Services Ltd.	United Kingdom
DataCash Services (Pty) Ltd.	South Africa
DataCash Ltd.	United Kingdom
DataCash Fraud Services Limited	United Kingdom
Early Warning (UK) Limited	United Kingdom
Envoy Services Limited	United Kingdom
euro travellers cheque International SA	Belgium
Eurocard U.S.A., Inc.	New Jersey
EuroCommerce Call Centre Solutions Limited	Ireland
EuroCommerce Internet Solutions Limited	Ireland
EuroCommerce Singapore Pte. Ltd.	Singapore
European Payment Systems Services Sprl	Belgium
ExperCash GmbH	Germany
Gatekeeper Services Limited	United Kingdom
In3M Limited	United Kingdom
Iridium Corporation Limited	United Kingdom
Maestro Asia/Pacific Ltd.	Delaware
Maestro Canada, Inc.	Delaware
Maestro International Incorporated	Delaware
Maestro Latin America, Inc.	Delaware
Maestro Middle East/Africa, Inc.	Delaware
Maestro U.S.A., Inc.	Delaware
MasterCard Advisors, LLC	Delaware
MasterCard Advisors, LLC APMEA	Delaware
MasterCard Advisors, LLC Canada	Delaware
MasterCard Advisors, LLC Europe	Delaware
MasterCard Advisors, LLC LAC	Delaware
MasterCard Advisors Hong Kong Limited	Hong Kong
MasterCard Africa, Inc.	Delaware
MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia
MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong
MasterCard Asia/Pacific Pte. Ltd.	Singapore
MasterCard Australia Ltd.	Delaware
MasterCard Australia Holding Pty Ltd	Australia
MasterCard Brasil S/C Ltda.	Brazil
MasterCard Brasil Soluções de Pagamento Ltda.	Brazil
MasterCard Canada, Inc.	Delaware
MasterCard Cardholder Solutions, Inc.	Delaware
MasterCard China Holdings LLC	Delaware
MasterCard Chip Standards Holdings, Inc.	Delaware
MasterCard Colombia, Inc.	Delaware
MasterCard Cono Sur S.R.L.	Argentina

MasterCard Costa Rica S.R.L.	Costa Rica
MasterCard Ecuador, Inc.	Delaware
MasterCard EMEA, Inc.	Delaware
MasterCard/Europay U.K. Limited	United Kingdom
MasterCard Europe Sprl	Belgium
MasterCard European Holding Inc.	Delaware
MasterCard European Maatschap	Belgium
MasterCard European Share Holding B.V.	Belgium
MasterCard Financing Solutions LLC	Delaware
MasterCard Foreign Sales Corporation	Barbados
MasterCard France SAS	France
MasterCard Global Holding LLC	Delaware
MasterCard Global Key Centre Limited	United Kingdom
MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware
MasterCard GTS Holdings Private Limited	Mauritius
MasterCard Iberia, Inc.	Delaware
MasterCard International Far East Ltd.	Delaware
MasterCard International Global Maatschap	Belgium
MasterCard International Holding LLC	Delaware
MasterCard International Incorporated	Delaware
MasterCard International Incorporated Chile Limitada	Chile
MasterCard International Korea Ltd.	Korea, Republic of
MasterCard International Philippines, Inc.	Delaware
MasterCard International Services, Inc.	Delaware
MasterCard Japan K.K.	Japan
MasterCard Jupiter Investments Sprl	Belgium
MasterCard Mercosur, Inc.	Delaware
MasterCard Mexico, S. de R.L. de C. V.	Mexico
MasterCard Middle East, Inc.	Delaware
MasterCard Netherlands B.V.	Netherlands
MasterCard New Zealand Limited	New Zealand
MasterCard OOO	Russia
MasterCard Originator SPC, Inc.	Delaware
MasterCard Panama, S.R.L.	Panama
MasterCard Peru, Inc.	Delaware
MasterCard Puerto Rico, LLC	Puerto Rico
MasterCard Services Limited	United Kingdom
MasterCard Services SPC, Inc.	Delaware
MasterCard Shanghai Business Consulting Co. Ltd.	China
MasterCard Singapore Holding Pte. Ltd.	Singapore
MasterCard South Asia, Inc.	Delaware
MasterCard Technologies, LLC	Delaware
MasterCard Travelers Cheque, Inc.	Delaware
MasterCard UK Inc Pension Trustees Limited	England
MasterCard UK Management Services Limited	England
MasterCard UK, Inc.	Delaware
MasterCard Uruguay Limitada	Uruguay
MasterCard Venezuela, Inc.	Delaware
MasterCard West Africa Limited	Nigeria
MasterCard/Europay U.K. Limited	United Kingdom
MasterManager LLC	Delaware
MC Beneficiary Trust	New York
MC Indonesia, Inc.	Delaware
MGTS Software Private Ltd.	Mauritius
Mobile Payment Solutions Pte. Ltd.	Singapore
Mondex Asia Pte. Ltd.	Singapore
Mondex International Americas, Inc.	New Jersey

Mondex International Limited	England
MTS Holdings, Inc.	Delaware
MXI Management Limited	England
Orbiscom Limited	Ireland
Orbiscom Inc.	Delaware
Orbiscom UK Limited	England
Orbis Patents Limited	Ireland
Orbiscom Ireland Limited	Ireland
Purchase Street Research, LLC	Delaware
Smart Voucher Limited	United Kingdom
SET Secure Electronic Transaction LLC	Delaware
Strategic Payments Services Pty Limited	Australia
T3M Limited	United Kingdom
The 3rd Man Group Limited	United Kingdom